EXHIBIT 10.1
Execution Copy
THIRD AMENDMENT
TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 17, 2006 (this “Amendment”), is by and among HAMILTON BEACH/PROCTOR-SILEX, INC., a Delaware corporation (the “Company”), its U.S. and Canadian Subsidiaries identified as Subsidiary Borrowers on the signature pages hereto (the “Subsidiary Borrowers”) (hereinafter, the Company and the Subsidiary Borrowers are collectively referred to as the “Borrowers” or individually referred to as a “Borrower”), each of the financial institutions identified as Lenders on the signature pages hereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent for the Lenders (the “Administrative Agent” or the “Agent”), WACHOVIA CAPITAL FINANCE CORPORATION (CANADA) (as successor to Congress Financial Corporation (Canada)), as Canadian Agent (the “Canadian Agent”), KEY BANK, NATIONAL ASSOCIATION, as Syndication Agent, and BANK OF AMERICA, N.A. (as successor to Fleet Capital Corporation) and NATIONAL CITY BUSINESS CREDIT, as Documentation Agents.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement dated as of December 17, 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders and the Administrative Agent, the Lenders have extended commitments to make certain credit facilities available to the Borrowers;
     WHEREAS, the Borrowers have requested that the Credit Agreement be amended as described herein;
     WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement and to grant such waivers, subject to the terms and conditions hereof;
     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:
PART I
DEFINITIONS
     SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:
          “Third Amendment Effective Date” is defined in Subpart 3.1.

     SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement (as amended hereby).
PART II
AMENDMENTS TO CREDIT AGREEMENT
     Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Credit Agreement is hereby amended in accordance with this Part II.
     SUBPART 2.1. Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:
     SUBPART 2.1.1. The definition of “Maturity Date” is hereby deleted in its entirety and replaced with the following:
     “Maturity Date” means July 31, 2011.
     SUBPART 2.1.2. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
     “Inventory Reliance Percentage” means the percentage calculated for any calendar month, as of the last day of such month, resulting from a formula in which the numerator is the aggregate amount of Revolving Loans outstanding less the sum of (i) 85% Eligible Accounts Receivable and (ii) Eligible Trademarks Amount, and the denominator is the product of the Applicable Inventory Percentage and Eligible Inventory.
     “Third Amendment Effective Date” means May 17, 2006.
     SUBPART 2.2. Amendment to Section 7.13. Section 7.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     7.13 Inventory.
     (a) Within thirty (30) days after the end of each month, upon the request of the Administrative Agent from time to time, the Credit Parties will provide to the Administrative Agent written statements listing categories of Inventory in reasonable detail as requested by the Administrative Agent. The U.S. Credit Parties will conduct annually a physical count of their Inventory and will provide the Administrative Agent with prior written notice indicating when the physical count is to be performed, and the Canadian Credit Parties will conduct annually a physical count of their Inventory (or in lieu thereof, such other test(s) as their independent auditors shall approve and which are acceptable to the Administrative Agent) and will provide the Administrative Agent with prior written notice indicating when the physical count (or such other test(s)) is to be performed and a copy of such count (or test(s)) will be promptly supplied to the

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Administrative Agent accompanied by a report of the value (valued at FIFO) of such Inventory; provided that the Credit Parties will conduct such a physical count at such other times and as of such dates as the Administrative Agent shall reasonably request.
     (b) The Administrative Agent shall be entitled to obtain new Inventory Appraisals from time to time as it deems necessary. Prior to the occurrence and continuance of an Event of Default, any such Inventory Appraisal shall be at the sole expense of the Credit Parties; provided that if, during any fiscal year, the monthly Inventory Reliance Percentage (calculated based on amounts set forth in the monthly Borrowing Base Certificate delivered pursuant to Section 7.1(i)) was not greater than 40% for any period of three consecutive calendar months during such fiscal year, such Inventory Appraisal shall be obtained at the shared expense of the Lenders on a pro rata basis according to each such Lender’s aggregate Commitment as of the date such Inventory Appraisal is requested. After the occurrence and during the continuance of an Event of Default, each Inventory Appraisal shall be at the sole expense of the Credit Parties. Upon receipt of each new Inventory Appraisal, the Administrative Agent shall be entitled to adjust the Applicable Inventory Percentage, as appropriate.
     SUBPART 2.3. Amendment to Section 9.5. Section 9.5(h) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:
, and provided further that the foregoing limitations shall not apply to the disposition by the Company of any of its Property located in Saltillo, Mexico;
      SUBPART 2.4. Amendments to Section 9.11. Section 9.11 of the Credit Agreement is hereby amended as follows:
     SUBPART 2.4.1. Section 9.11(d) is hereby amended by increasing the amount of “$2,000,000” therein to “$2,500,000”; and
     SUBPART 2.4.2. Section 9.11 is hereby amended by deleting the “and” before clause (f) thereof and replacing it with a comma (“,”) and adding the following text to the end of such Section 9.11:
     and (g) dividends or distributions by the Company to NACCO of the cash proceeds received by the Company with respect to the disposition of any of its Property located in Saltillo, Mexico in an aggregate amount not to exceed $11,000,000.
PART III
CONDITIONS TO EFFECTIVENESS
     SUBPART 3.1. Third Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “Third Amendment Effective Date”) when all of the conditions set forth in this Subpart 3.1 shall have been satisfied.
     SUBPART 3.1.1. Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower and the Required Lenders.

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     SUBPART 3.1.2. Other Fees. The Borrowers shall have paid such other fees and expenses owed by them to the Lenders and the Administrative Agent to the extent invoiced prior to the Third Amendment Effective Date.
     SUBPART 3.1.3. Resolutions. The Administrative Agent shall have received certified copies of resolutions of the board of directors of each of the Borrowers and consents from any applicable third party approving this Amendment and authorizing the execution and delivery hereof.
     SUBPART 3.1.4. Asset Sale. The sale of the Property at the Saltillo, Mexico location by the Company was consummated in a manner consistent with the related asset purchase agreement and other financing documents and reasonably satisfactory to the Administrative Agent.
     SUBPART 3.1.5. Other Documents. The Administrative Agent shall have received such other documentation and legal opinions as the Administrative Agent may reasonably request in connection with the foregoing, all in form reasonably satisfactory to the Administrative Agent.
PART IV
REPRESENTATIONS AND WARRANTIES
     SUBPART 4.1. Each Borrower hereby represents and warrants that (a) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which by their terms expressly relate to an earlier date) and after giving effect to the transactions contemplated herein; (b) no Default or Event of Default has occurred and is continuing on and as of the date hereof and after giving effect to the transactions contemplated herein; (c) it has the corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment; and (d) it has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.
PART V
MISCELLANEOUS
     SUBPART 5.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

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     SUBPART 5.2. Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
     SUBPART 5.3. References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.
     SUBPART 5.4. Survival. Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of each of the Credit Documents shall remain unchanged.
     SUBPART 5.5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy shall be as effective as an original executed counterpart hereof and shall constitute a representation that an original executed counterpart will be delivered.
     SUBPART 5.6. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
     SUBPART 5.7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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     Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	HAMILTON BEACH/PROCTOR-SILEX, INC.,

	By:	/s/ James H. Taylor

	Name: Title:	James H. Taylor Vice President — Finance and Treasurer

U.S. SUBSIDIARY BORROWERS:

NONE.

CANADIAN BORROWER:

PROCTOR-SILEX CANADA INC.

	By:	/s/ James H. Taylor

	Name: Title:	James H. Taylor Treasurer

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and as a Lender

By:	/s/ Bruce Rhodes

Name:	Bruce Rhodes

Title:	Director

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA) (as successor to Congress Financial Corporation (Canada)), in its capacity as Canadian Agent

By:	/s/ Enza Agosta

Name:	Enza Agosta

Title:	Vice President

KEY BANK, NATIONAL ASSOCIATION, in its capacity as Syndication Agent and as a Lender

By:	/s/ Timothy W. Kennedy

Name:	Timothy W. Kennedy

Title:	V.P.

BANK OF AMERICA, N.A., in its capacity as Documentation Agent and as a Lender

By:	/s/ Seth Benefield

Name:	Seth Benefield

Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC., in its capacity as Documentation Agent and as a Lender

By:	/s/ Tom Buda

Name:	Tom Buda

Title:	Vice President